Exhibit (q)(2)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officer and/or trustee of the Modern Capital Funds Trust (the “Trust”), a Delaware statutory trust, revokes all previous appointments and appoints Bibb Strench and/or Krisztina Nadasdy and/or Bradley D. Atkins and/or Edward Royall and/or Tracie A. Coop, as attorneys for it and in its name, place and stead, and in its capacity as a Trust, each of them with full power of substitution, true and lawful attorney- in-fact of the undersigned to execute in name, place and stead of the undersigned and on behalf of the undersigned (i) any registration statement on Form N-1A, Form N-14 or any other applicable registration form under the Investment Company Act of 1940, as amended, and/or under the Securities Act of 1933, as amended, and any and all pre-effective amendments and post-effective amendments to said registration statements, filed by the Trust of which the undersigned is now or is on the date of such filing an Independent Trustee of the Trust, (ii) any application, notice or other filings with the Securities and Exchange Commission and any and all amendments thereto, and (iii) any and all other documents and papers, including any exhibits, in connection therewith, and generally to do all such things in his name and on his behalf in the capacities indicated to enable the Trust to comply with the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, and the rules thereunder on behalf of the undersigned, pursuant to the power of attorney signed below.
This power of attorney is effective for all documents filed on or after September 14, 2021.
IN WITNESS WHEREOF, the undersigned has executed this instrument on this 14th day of September 2021.

/s/ Margaret McCaffrey
Margaret McCaffrey
Interested Trustee